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                                                                   Exhibit 10.13

                                   AGREEMENT


     This Agreement, dated as of February 6, 1996, is made by and between SEAVISION, INC., a Delaware corporation (hereinafter referred to as "SeaVision"), and CARNIVAL CORPORATION, a Panamanian corporation (hereinafter referred to as "Carnival").

     WHEREAS, Carnival is in the business of offering cruise vacations to its passengers; and

     WHEREAS, Carnival desires that its passengers have access to interactive television services on board its vessels; and

     WHEREAS, Carnival wishes to provide passenger services via, and to earn incremental revenue from, such interactive television services; and

     WHEREAS, SeaVision desires to provide to Carnival, and Carnival desires to obtain from SeaVision, the aforementioned interactive television services for use aboard M/S Imagination (the "Initial Ship") and such other Carnival Cruise Line-brand cruise vessels owned or operated by Carnival or Carnival-owned or Carnival-managed companies as, from time to time, may be designated by Carnival (all such cruise vessels, collectively, the "Ships" and individually, a "Ship").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Responsibilities.
          ----------------

      (a) Subject to the terms and conditions hereof, SeaVision hereby agrees to:

          (i) Provide, for each Ship designated by Carnival (including without limitation the Initial Ship) at no charge to Carnival, an interactive television system (the "System") consisting of the hardware and software described or listed on Exhibit A attached hereto (collectively, the "System Hardware and Software") and, in connection therewith, provide the services (the "Services") set forth on Exhibit B attached hereto. [Redacted - confidential treatment requested] The installation of the System on the Initial Ship will be in accordance with the
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               implementation schedule attached hereto as Exhibit D (the
               "Implementation Schedule"). Except as expressly provided otherwise in this Agreement, SeaVision shall at all times retain title to all components of the System, including all System Hardware and Software hereafter installed on any Ship hereunder and any non-customized applications screens.

          (ii) Provide all personnel reasonably necessary and appropriate to operate the System and provide the Services. One (1) SeaVision technician (the "Operator") will remain on-board each Ship on which the System is then installed and operating to operate the System on an on-going basis for so long as this Agreement shall be in effect with respect to that Ship. SeaVision hereby acknowledges that the Operator shall at all times be an employee of SeaVision. Carnival hereby agrees to serve as SeaVision's paying agent for payment, at the direction of SeaVision, of all salary, payroll taxes and fringe benefits costs in connection with the Operator; provided that SeaVision promptly reimburses Carnival for all such costs incurred by Carnival. SeaVision understands that, while on board any Ship, its personnel will be subject to the authority of the Master of that Ship and the officer(s) designated to oversee the operation of the System and the Services. SeaVision shall use its best efforts to ensure that the Operator will at all times while on board any Ship comply with the operations manual of Carnival, in the form then in effect.

        (iii) Maintain and upgrade the hardware and/or software used in the System, at no cost to Carnival, at such times and in such manner as is reasonably necessary or appropriate, in SeaVision's sole opinion, to maintain the functionality of the System; provided, however, that such upgrades will require Carnival's consent if such upgrades will require significant modifications to Carnival's on-board hardware or software. The implementation schedule for all SeaVision and Carnival upgrades will be subject to the mutual agreement of the parties.

      (b) Subject to the terms and conditions hereof, Carnival hereby agrees to:

          (i) Make available to SeaVision on any Ship upon which the System is installed or is then to be installed, (A) all reasonably necessary storage and workspace for SeaVision's installation, operation and maintenance of the System, including but not limited to granting SeaVision personnel reasonable access to the television studio and video distribution system and limited access to passenger cabins on-board such Ship, (B) such personnel as are reasonably necessary or appropriate to assist in the successful installation, operation and

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               maintenance of the System, including but not limited to
               appropriate on-board support for, and oversight of, the installation, operation and maintenance of the System by a designated officer on such Ship, (C) all necessary Systems integration support to allow the System to communicate with Carnival's on-board systems, and (D) appropriate accommodations on-board such Ship, if necessary, for SeaVision personnel who are engaged in installing, operating or maintaining the System on such Ship; provided, however, that none of the foregoing activities of SeaVision shall unreasonably interfere with the normal functions of such Ship. It is understood that SeaVision personnel occupying such accommodations will, at all times while on-board such Ship, be subject to Carnival's policies regarding on-board contractors, including those concerning dress, decorum and personal behavior.

        (ii)   [Redacted - confidential treatment requested]

        (iii)  [Redacted - confidential treatment requested]

        (iv) Provide reasonable marketing support for the System on board each Ship on which the System is then installed. Such marketing support shall include but not be limited to in-cabin collateral material, mention by the Cruise Director during his or her introductory remarks to passengers on the Ship, coverage in the daily program circulated on the Ship and such other activities of a supporting nature as are agreed to by both parties to this Agreement, including, if so agreed, insertion of promotional materials in passenger documentation.

        (v) Work with SeaVision's marketing personnel to develop appropriate, effective and non-intrusive means for testing and gauging passenger reaction to the System on a regular basis. Such means may include but not be limited to on-board questionnaires, on-board focus groups, one-on-one passenger interviews and post-cruise questionnaires.

        (vi) Provide reasonable access to each Ship on which the System is then installed, when such Ship is in port, for SeaVision personnel to demonstrate the System to potential advertisers, marketers and clients. In connection with making such demonstrations, SeaVision shall conform to Carnival's procedures for approving on-board visitors, including but not limited to making advance requests for boarding passes.

        (vii) Use commercially reasonable efforts to cause its on-board concessionaires to work with SeaVision to develop mutually beneficial applications for the System.

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        (viii) Provide the Operator with the following data, if available, in electronic form (i.e., diskettes, tapes or other similar means) with respect to each passenger on-board any Ship on which the System is then installed: name, home address and telephone number, age, cabin assignment, dining assignment and on-board account number.

        (ix) Use its best efforts to collect all monies paid or payable by passengers in respect of Services provided on or through the System and charged to the respective on-board account of such passengers.

     2.   Initial Term/Renewal/Extension to Other Ships.
          ---------------------------------------------

      (a) [Redacted - confidential treatment requested]

      (b) Carnival hereby grants to SeaVision the exclusive right, for the term of this Agreement (subject always to Carnival's rights to terminate this Agreement in accordance with its terms) to install, operate and maintain interactive television systems on the Initial Ship. If Carnival elects from time to time for SeaVision to install, operate and maintain any such additional System(s) in accordance herewith, SeaVision and Carnival shall establish a timetable for the related installation(s). All of the terms and conditions of this Agreement shall apply to the parties' respective rights and obligations in respect of such other Ships and Systems installed thereon. Subject to the foregoing proviso, in the event the parties agree that SeaVision will install, operate and maintain any such additional System(s) on one or more Ship(s), the references herein made to a or any Ship and/or the System shall be deemed to include such other Ship(s) and the System(s) installed thereon, with such modifications as are reasonably necessary and appropriate to reflect the individualized System(s) installed on each such Ship.

      (c) [Redacted - confidential treatment requested]

     3.   Revenue-Sharing and Payment Terms.
          ---------------------------------

      (a) [Redacted - confidential treatment requested]

          (i)   [Redacted - confidential treatment requested]

          (ii)  [Redacted - confidential treatment requested]

          (iii) [Redacted - confidential treatment requested]

          (iv)  [Redacted - confidential treatment requested]

                                      -4-
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      (b) [Redacted - confidential treatment requested]

      (c) On or before the twenty-first day of each calendar month during the term of this Agreement, SeaVision shall provide Carnival with a written report (the form of which shall be mutually agreed upon by the parties) detailing the Adjusted Net Revenues (and the related deductions from gross revenues) generated by the System on each Ship on which the System is then installed from cruises completed during the prior calendar month. This report shall govern the determination of fees to be retained by Carnival and the revenues to be remitted by Carnival to SeaVision under the terms of this Agreement. SeaVision shall provide any and all hardware and/or software reasonably necessary or appropriate to interface SeaVision's accounting software with the applicable Ship's property management system in order for SeaVision to obtain accurate accounting information for such reports.

      (d) Within thirty (30) days after Carnival's receipt of any monthly report delivered to Carnival by SeaVision pursuant to the terms of subsection 3(c) herein, Carnival shall remit to SeaVision all Adjusted Net Revenues generated by the System on each Ship during the calendar month applicable to such report, less its share of such Adjusted Net Revenues as provided in this Section 3.

      (e) Carnival shall promptly notify SeaVision of any changes, adjustments or chargebacks (relative to the Adjusted Net Revenues in respect of any calendar month) of which Carnival receives notice after it has made a remittance to SeaVision in respect of such calendar month, and together therewith, provide to SeaVision appropriate documentation supporting all such changes, adjustments or chargebacks. In the event properly-supported changes, adjustments or chargebacks result in a reduction of the Adjusted Net Revenues generated in respect of such calendar month, SeaVision shall, within thirty (30) days after its receipt of the applicable notice and supporting documentation, refund to Carnival SeaVision's percentage of the aggregate of such changes, adjustments or chargebacks.

      (f) All advertising and promotional revenues generated by any System and received by SeaVision, less any commissions and fees payable by SeaVision to any third party in respect thereof (subject to Carnival's approval thereof in accordance with the terms of section 3(b) in the case of persons affiliated with SeaVision or its principals), shall be allocated between SeaVision and Carnival in the same manner and on the same percentages as the Adjusted Net Revenues are then being allocated between them pursuant to the terms of subsection 3(a) of this Agreement. SeaVision shall detail such gross revenues and expenses on the applicable monthly report provided to Carnival pursuant to the terms of subsection 3(c) of this Agreement and shall retain its own portion of such net revenues together with Carnival's portion of such retained net revenues to the

                                      -5-
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          extent of, and as a credit against, Carnival's payment obligations pursuant to the terms of subsection 3(d) of this Agreement for the applicable calendar month.

     4.   Confidentiality.
          ---------------

      (a) Carnival acknowledges that the System represents and will continue to represent the valuable, confidential and proprietary property of SeaVision. SeaVision is not by this Agreement conveying to Carnival any exclusive proprietary or ownership rights in the System, including, but not limited to, any patent, copyright, trademark, service mark, trade secret, trade name or other intellectual property rights, except that Carnival will have the limited rights expressly set forth in this Agreement. Accordingly, Carnival acknowledges that, except as expressly provided for in this Agreement, Carnival possesses no title or ownership of any System or any portion thereof. Carnival will keep the System free and clear of all claims, liens and encumbrances by or through Carnival.

      (b) Each party agrees, during the term of this Agreement and thereafter, to maintain the confidential nature of the terms and conditions of this Agreement and of any proprietary information shared with it by the other party or obtained by a party from the other party's books, records or computer systems. The proprietary information shared with Carnival by SeaVision shall include, but is not limited to (i) any knowledge gained by Carnival of the System, including but not limited to knowledge of the type, identity, operation or other characteristics of the System's hardware, operating system software and applications software; (ii) SeaVision's marketing and sales materials; (iii) the content of any and all SeaVision reports, including those for data management, revenue remittance and marketing surveys; and (iv) SeaVision's marketing and advertising client list. The proprietary information shared with SeaVision by Carnival shall include, but not be limited to, Carnival's customer lists and passenger information, on-board revenue and expense data, the content of any Carnival reports, and Carnival's business arrangements with concessionaires. Carnival agrees that it will not create or attempt to create, or permit any third party to create or attempt to create, by reverse engineering or otherwise, the source code for the System(s) or any portion thereof. The provisions of this Section 4 apply to the System as delivered to Carnival by SeaVision or as modified or otherwise enhanced by SeaVision and to any proprietary material and information regarding the System that is given to Carnival prior to, on or after the date of this Agreement. Notwithstanding the foregoing, each party may use the other's proprietary information in the internal conduct of its business, subject always to the prohibition herein of disclosure. Notwithstanding anything contained in this Agreement to the

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          contrary, the terms of this subsection 4(b) shall survive the expiration or termination of this Agreement.

      (c) Each party acknowledges that its violation of its confidentiality or non-disclosure obligations under this Agreement may cause irreparable damage to the other that cannot be fully remedied by money damages. Accordingly, in the event of any such violation or threatened violation, the injured party will be entitled, in addition to pursuing any other remedy available to it under this Agreement or at law, to obtain injunctive or other equitable relief from any court of competent jurisdiction as may be necessary or appropriate to prevent any further violations thereof.

      (d) During the Initial Term, any extensions thereof, and for a period of three (3) years after the expiration or any termination of this Agreement, neither party shall induce or attempt to induce any employee or consultant of the other to terminate his or her employment or consulting relationship with such other party and shall not solicit any such employee or consultant for employment or consulting services.

      (e) Each party agrees to notify the other immediately upon the notifying party's becoming aware of or reasonably suspecting the possession, use or knowledge of all or part of any of the other party's proprietary information by any person or entity not authorized by this Agreement to have such possession, use or knowledge. The notifying party will promptly furnish the other party with details of such possession, use or knowledge, will assist in preventing a recurrence thereof and will cooperate with the other party in protecting the other party's rights in the other party's proprietary information. A party's compliance with the terms of this Section 4 will not be construed as any waiver of the other party's right to recover damages or obtain other relief against the notifying party for the notifying party's breach of its confidentiality or non-disclosure obligations under this Agreement or the negligent or intentional harm to the other party's proprietary rights.

     5.   Termination.
          -----------

      (a) [Redacted - confidential treatment requested]

      (b) [Redacted - confidential treatment requested]

      (c) SeaVision shall have the right to terminate this Agreement in whole or with respect to any individual Ships prior to the then effective expiration date of the term hereof in the event any System installed by SeaVision aboard any such Ship fails to achieve the financial performance standards that SeaVision shall determine are necessary to warrant its investment in that System. Such

                                      -7-
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          determination and termination may occur in respect of all Systems and
          Ships or on a Ship-by-Ship basis. In the event SeaVision intends to terminate this Agreement pursuant to this subsection 5(c), in whole or in respect of individual Ships and Systems, it shall do so in writing to Carnival no less than six (6) calendar months prior to ceasing operations hereunder or thereon, as the case may be.

      (d) Either party hereto shall have the right to terminate this Agreement immediately upon written notice to the other party upon such party being declared insolvent or bankrupt, or making an assignment for the benefit of creditors, or in the event that a receiver is appointed, or any proceeding for appointment of a receiver or to adjudge such party a bankrupt, or to take advantage of the insolvency laws is demanded by, for, or against such party under any provision under the laws of any state or country.

      (e) Carnival shall have the right to terminate this Agreement prior to the then effective expiration date of the term hereof in the event SeaVision defaults in the performance of any covenant, warranty or agreement made herein or if any System fails to achieve the technical performance standards set forth in Exhibit E attached hereto (the "Technical Performance Standards") and such default or failure has not been cured within ninety (90) days after receipt of written notice thereof given by Carnival to SeaVision (except that the foregoing cure period shall not be applicable if SeaVision fails to install the System on the Initial Ship in accordance with the Implementation Schedule).

      (f) SeaVision shall have the right to terminate this Agreement prior to the then effective expiration date of the term hereof in the event Carnival defaults in the performance of any covenant, warranty or agreement made herein and such default has not been cured within ninety (90) days after receipt of written notice thereof given by SeaVision to Carnival.

      (g) Notwithstanding the termination or expiration of this Agreement as provided for in this Section 5 and elsewhere in this Agreement, each party shall continue to owe, and shall promptly pay to the other in accordance with the terms of Section 3 hereof, all amounts set forth in Section 3 that shall have accrued on and prior to the date of such termination or expiration.

      (h) As soon as is practicable after the expiration or any whole or partial termination of this Agreement, but in any event within thirty (30) days thereafter, SeaVision shall, without unduly interfering with the normal functions of any of the Ships, remove from all Ships affected by such expiration or termination, all Systems, including all System Hardware and Software (as the same may have been replaced or supplemented since the date hereof), and all on-board SeaVision personnel. The parties hereby agree and

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          acknowledge that in accordance with Section 1 hereof, SeaVision will retain title to any and all such System Hardware and Software installed on board any Ship by SeaVision (x) at all times while this Agreement is in effect as well as (y) in the event SeaVision chooses not to continue operating the System installed thereon. Notwithstanding the foregoing, if SeaVision elects to terminate this Agreement in respect of any Ship pursuant to the terms of subsection 5(c) above or if SeaVision defaults under this Agreement and Carnival exercises its resulting rights under subsection 5(e) herein, Carnival shall have the right to purchase all SeaVision hardware installed by SeaVision on that Ship and to obtain a nontransferable license to use (but only on that Ship) the SeaVision software installed by SeaVision on that Ship [Redacted -confidential treatment requested] If SeaVision elects to terminate this Agreement in whole pursuant to the terms of subsection 5(c) above, Carnival shall have the right, in addition to the foregoing purchase and license rights, to purchase such hardware and license such software from SeaVision, for a period of one (1) year thereafter, to enable Carnival to install the System on other Ships, [Redacted - confidential treatment requested] At Carnival's request, SeaVision shall provide support services for such purchased hardware and licensed software upon reasonable terms and conditions to be mutually agreed upon by the parties.

     6.   Right to Inspect Books & Records.  SeaVision and Carnival shall keep
          --------------------------------
full and accurate accounts, records, books, journals, ledgers and data (collectively, "Records") with respect to the business done by each party respectively under this Agreement, which Records shall at all times show truthfully, accurately and fully the compliance by each party with its respective obligations under this Agreement. Each party shall have the right, through its designated representatives, at all reasonable times, upon reasonable advance notice, to inspect the Records of the other as necessary to verify the sales, revenues generated, third party payments and fees collected pursuant to this Agreement. The parties shall retain all Records at all times during the term of this Agreement and any and all extensions or renewals thereof, and for at least three (3) years thereafter, and shall make the Records available to the other party during regular business hours, wherever the Records are maintained, within ten (10) days after receipt of demand for inspection from such other party. Both parties shall maintain the confidential nature of any Records so inspected pursuant to and in accordance with the provisions of Section 4 hereof.

     7.   Insurance/Waiver of Subrogation.
          -------------------------------

      (a) Carnival hereby warrants, represents and covenants that it has, and shall maintain for the term of this Agreement and any successive operating term or renewal hereof, at its sole expense, hull and machinery insurance in accordance with American Institute Hull Clauses (June 2, 1977) to cover the System for the value of [Redacted - confidential treatment requested] against any loss or damage whatsoever which may occur while that System is

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          present and/or installed on that Ship.  The insurance policy(ies) with respect to such coverage shall each name SeaVision as an additional insured, as its interests may appear and contain a waiver of subrogation against SeaVision.

      (b) Carnival hereby agrees to provide, at its own cost and expense, maritime workers compensation insurance for each System Operator and for each member of SeaVision's System installation crews for such periods of time as such Operator or crewmember, as the case may be, is posted to a Ship.

      (c)  Hull and Machinery Insurance.
           ----------------------------

          (i) In the event that SeaVision or its personnel cause any loss or damage covered by this insurance, or which would have been covered by this insurance but for a commercially reasonable deductible [Redacted -confidential treatment requested] in the insurance policy, SeaVision agrees to reimburse Carnival for the amount of the deductible applicable in such loss or damage.

          (ii) Neither Carnival, the owner of the Ship, nor the underwriters of the insurance shall have any further right of recovery or subrogation in excess of said deductible against SeaVision on account of loss or damage to the extent covered by such insurance, and the policies of insurance shall be endorsed to reflect this limitation and waiver.

      (d) Protection And Indemnity Insurance.   SeaVision agrees to obtain and
          ----------------------------------
          maintain, at its own expense, insurance to defend and cover its liability, if any, for:

          (i) Maintenance and cure as well as personal injury or death claims asserted by SeaVision's employees or their estates;

          (ii) Claims of passengers or other third parties arising out of or in connection with SeaVision's operations or the actions of SeaVision's employees; and

          (iii) Repatriation, loss of personal effects and other costs to employees (including, without limitation, burial costs) in the event of death, casualty or termination of a voyage.

     Such insurance shall be in form, in amounts, with carriers and on terms reasonably satisfactory to Carnival's Manager of Insurance; shall name Carnival as an additional insured subject to the misdirected arrow clause. SeaVision shall provide Carnival's Manager of Insurance with a Certificate of Insurance evidencing such coverage.

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      (e) Certificates.  On or before the commencement of the term of this
          ------------
          Agreement, Carnival shall, upon SeaVision's written request, provide to SeaVision certificates of insurance evidencing the coverages required pursuant to Sections 7(a), 7(b) and 7(c), and SeaVision shall, upon Carnival's written request, provide to Carnival certificates of insurance evidencing the coverages required pursuant to Section 7(d).

     8.   Interruption in Performance.  Neither Carnival nor SeaVision shall be
          ---------------------------
liable to the other for any loss, damage or loss of profits arising out of any interruption or cessation of the Services to be provided hereunder when such interruption or cessation is caused by a force majeure. For purposes of this Agreement, force majeure shall be any event caused by acts of God, fire, storm or other natural catastrophe, war, labor disruption, change in governmental laws or regulations, and other causes that are unavoidable or beyond the affected party's control.

     9.   Trademarks.
          ----------

      (a) Nonexclusive License.  Carnival hereby represents that it is the owner
          --------------------
          of the trademarks, service marks, tradenames, logos, design marks, names, and designs described on Exhibit F attached hereto, as may be amended in writing by Carnival from time to time hereafter, and such other logos and marks as may be utilized by Carnival anywhere in the world of which SeaVision shall hereafter have received written notice from Carnival (collectively, the "Carnival Marks"). Carnival hereby grants to SeaVision, and SeaVision hereby accepts, for the term of this Agreement, a limited, nonexclusive worldwide license to use the Carnival Marks on and in connection with the design, production and display of video screens for use on the System and the manufacture, promotion and sale of the merchandise (other than perfumes) to be sold via interactive shopping on and through the System (the "Merchandise") in respect to SeaVision's performance hereunder.

      (b) Restrictions on Assignment of License.  SeaVision shall not sell,
          -------------------------------------
          assign or transfer the license granted hereunder without Carnival's express written consent authorized by a duly elected corporate officer of Carnival.

      (c) Submission of Newly Designed Marks.
          ----------------------------------

          (i) SeaVision shall submit to Carnival (as set forth in subsection 9(c)(ii) of this Agreement) for approval prior to use, all artwork or photostats of artwork, indicating colors and processes of manufacture, of newly designed and not previously approved uses of the Carnival Marks. Carnival shall have the right, in its sole and absolute discretion, to forbid the use thereof. Samples of literature, advertising, catalogs and packaging relating to the souvenirs will be provided on a timely basis

                                      -11-
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               by SeaVision to Carnival following printing or production.  When using the Carnival Marks, SeaVision agrees to undertake to comply with the requirements of all laws pertaining to trademarks, including marking requirements. Before using any of the Carnival Marks, SeaVision shall inform Carnival of the nature and quality of the souvenirs and shall thereafter promptly furnish samples thereof to Carnival.

         (ii) Prior to placing any orders for the manufacture of Merchandise on which newly designed and not previously approved uses of the Carnival Mark(s) are intended to be imprinted, SeaVision shall submit for approval the name, address, phone number and telefax number of each manufacturer therefor and, if the manufacturer is satisfactory to Carnival, SeaVision shall subsequently submit to Carnival the artwork, styles, designs, contents, workmanship and quality of such merchandise, in the form requested by Carnival, to the attention of Peter DeMilio or his or her designee in Carnival's Marketing Department, 3655 N.W. 87 Avenue, Miami, Florida 33178.

         (iii) All materials and information submitted pursuant to this
               Section 9(c) shall be deemed automatically approved if notification of rejection is not received by SeaVision within forty-five (45) days after Carnival's receipt of such materials and/or information.

      (d) [Redacted - confidential treatment requested]

      (e)  Use of Marks, Etc.
           ------------------

          (i) SeaVision shall cause to appear with each use of the Carnival Mark(s) such trademark notice symbols and/or copyright and trade dress notices as shall be instructed in writing by Carnival. Upon receipt of any such instruction by SeaVision, SeaVision agrees to follow Carnival's written policy, as may be amended from time to time, regarding the proper usage of the Carnival Marks on printed material and on goods and merchandise.

          (ii) SeaVision will in no way represent that it has any right, title and/or interest in and to the Carnival Marks, except as expressly granted under the terms of this Agreement, nor shall SeaVision contest Carnival's title register and the registrations of the Carnival Marks, nor shall SeaVision acquire any rights in the Carnival Marks by virtue of any use it may make thereof.

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         (iii) SeaVision agrees that Carnival is and will be the owner of all goodwill that may in the future attach to the Carnival Marks as a result of SeaVision's use thereof.

         (iv) SeaVision further agrees that it shall not at any time register or apply to register the Carnival Mark(s) or any trademark, logo, slogan or design confusingly similar thereto anywhere in the world. Upon termination of this Agreement, SeaVision agrees to cease all use of the Carnival Marks or any confusingly similar trademarks or trade names; and SeaVision shall at no time adopt for use any trademarks or trade names confusingly similar to any of the Carnival Marks.

      (f) Infringements.  Carnival shall have the sole right to determine
          -------------
          whether or not any action shall be taken on account of any infringement or imitation of any Carnival Mark; and SeaVision shall reasonably cooperate with Carnival and at Carnival's cost and expense in protecting and defending the Carnival Marks and the Merchandise bearing the Carnival Marks. With respect to infringements of the Carnival Marks, Carnival shall be entitled to receive and retain all amounts awarded as damages, profits or otherwise in connection with such suits.

      (g) Termination of License.  The license in the Carnival Marks granted
          ----------------------
          hereunder shall terminate upon the expiration, suspension or the termination of this Agreement by either party and in accordance with the provisions herein, provided, however, that SeaVision shall thereafter be entitled to sell any inventory of Merchandise on hand or theretofore ordered by SeaVision.

      (h) Merchandise Bearing the Carnival Marks.  Articles of merchandise
          --------------------------------------
          bearing the Carnival Mark(s) may become available to Carnival from time to time from other licensees and sublicensees of Carnival. Carnival may advise SeaVision of such situations, and SeaVision will consider whether or not to purchase, supply and sell such articles of merchandise in its inventory of stock to be sold on the System under the terms and conditions of this Agreement.

     10.  Matters Relating to SeaVision Employees.
          ---------------------------------------

      (a)  SeaVision's Obligations.
           -----------------------

          (i) SeaVision's status under this Agreement is solely that of a independent contractor, and SeaVision at all times has the obligation and right to control all of the employees engaged by SeaVision to perform its obligations hereunder, and such persons are solely the responsibility of SeaVision. As between any such employee and SeaVision, SeaVision hereby acknowledges that it is solely responsible for the payment of all wages, vacation pay, benefits and repatriation expenses to each of its employees.

          (ii) SeaVision may in its sole discretion, at its own expense and without interfering with Carnival's operations, replace its employees or transfer them between the Ships.

      (b) Responsibility for Payment of Certain Expenses.  Except as otherwise
          ----------------------------------------------
          expressly provided in this Agreement (including, without limitation, in subsection 7(c) herein), SeaVision is solely responsible for the payment of any medical and subsistence expenses or damages to SeaVision's employees arising from accident or illness. Except as provided in subsection 10(g)(ii), SeaVision shall indemnify Carnival for any such expenses or damages incurred by Carnival.

      (c) No Maritime Liens.  SeaVision's employees do not have maritime liens
          -----------------
          on a Ship for any payments due to them in connection with their services for SeaVision.

      (d) Jones Act.  SeaVision's employees are not entitled to assert claims
          ---------
          against Carnival under Jones Act, 46 U.S.C. 688.

      (e) Employee Contracts.  In each of its written contracts with its
          ------------------
          employees who will serve on any Ship, SeaVision will insert the following notice:

               "Your employer is a concessionaire of Carnival Corporation, the owner of the Ship. You are subject to the control of your employer. You are also subject to the authority of the Master for purposes of health, safety and discipline. In your dealings with passengers you will refer to yourself as a member of the interactive television system team. However, your employer is solely responsible for you, and neither the Ship nor Carnival Corporation, is obligated to you for any payments. You are required to comply with the terms of any agreement and/or policy now existing, or hereafter entered into or adopted by Carnival Corporation, with respect to the carrying on board the Ship and/or use on board the Ship of any narcotics or other controlled substances that Carnival Corporation may deem necessary or desirable in view of the laws, regulations and policies of any governmental jurisdiction including, without limitation, the zero tolerance policy of the government of the United States of America."

      (f)  Ship's Articles.
           ---------------

          (i) SeaVision irrevocably appoints the Master of a Ship as its agent with the power of overall supervision of SeaVision's employees on board the Ship for purposes of health, safety, and discipline. The Master may delegate this supervisory power to the Ship's Staff, Captain and/or Purser.

          (ii) Only for purposes of health, safety and discipline and to facilitate compliance with the immigration laws applicable in a Ship's base port and other ports of call, SeaVision's employees will sign on ship's articles; but such adherence to ship's articles will not in any way detract from or modify the SeaVision's status as an independent contractor, and its relationship or its right and obligation to control its employees, as described in Sections 10(a) through 10(d), above. Carnival agrees to make all arrangements for SeaVision's employees to sign on and off ship's articles.

      (g)  Health and Documentation.
           ------------------------

          (i) SeaVision will employ on-board the Ship only persons who are of good moral character as well as good health, who hold valid passports, visas, and all other permit required by any governmental authority having jurisdiction, in order that they may enter and leave the base port and other ports where the Ship may call. Carnival agrees to arrange for all on-board immigration formalities and to accept responsibility for safekeeping of all passports or other immigration documents turned over to it by SeaVision's employees.

          (ii) SeaVision will at its own expense arrange for each of its employees to receive and pass a complete medical examination including a chest x-ray and blood test, immediately prior to serving on-board a Ship and periodically thereafter. The report of such examination shall be forwarded to the Ship's doctor indicating that the employee is medically fit for service on-board the Ship in accordance with standards established by Carnival and applicable to its own crew.

      (h) Grooming.  SeaVision's employees will at all times keep themselves
          --------
          neatly groomed, well spoken, and suitably attired in SeaVision uniforms.

      (i) Removal.  In his/her discretion, the Master of a Ship may require,
          -------
          when he/she determines it necessary in his/her sole discretion to preserve health, safety or discipline on board the Ship, that any employee of SeaVision remove himself/herself and his/her belongings from a Ship at any time when the Ship is in port, and all repatriation expenses, if any, will be for SeaVision's account. SeaVision shall be entitled to appeal such removal by referring the matter to Carnival for final determination, which determination shall be made in good faith.

      (j) Medical Care.  At SeaVision's request, and except as otherwise
          ------------
          provided in Section 10(g)(ii), Carnival will furnish without charge, regular and reasonable on-board medical care by a Ship's doctor, as well as medicines, for illness and injury suffered by SeaVision's personnel while aboard the Ship.

      (k) Prohibited Items.  SeaVision's personnel are not permitted:
          ----------------

          (a) To carry or consume aboard a Ship any firearms or weapons, narcotics, or other drugs which are prohibited in the Ship's ports, except pursuant to a program of medical care under the direct supervision of the Ship's doctor;

          (b) To consume alcoholic beverages aboard a Ship to the point of intoxication or to the point where, during the subsequent performance of their duties, such consumption could become apparent to the passengers;

          (c) To board a Ship in an intoxicated state without the consent of the Master;

          (d) To engage in gambling aboard a Ship in the Ship's casino or amongst themselves, or engage in any other illegal activity;

          (e) To sell any merchandise to passengers (except in the course of their duties), or to purchase merchandise from the interactive system for resale.

     11.  SeaVision's Other General Obligations.
          -------------------------------------

      (a) Safe Stowage.  Subject to the approval of the Master of the Ship,
          ------------
          which approval shall not be unreasonably withheld or delayed, SeaVision will safely stow for sea and will maintain such safe stowage for sea of all of the System Hardware and Software and its other property, as well as all property belonging to Carnival which SeaVision uses to perform its obligations hereunder.

      (b) Unseaworthiness.  SeaVision will not knowingly or recklessly create an
          ---------------
          unseaworthy condition in the performance of its obligations hereunder.

      (c) Careful Operations.  SeaVision will care for the property of a Ship
          ------------------
          utilized by SeaVision in performance of its obligations hereunder in a careful, efficient and businesslike manner.

      (d) Compliance with Laws.  SeaVision will comply with all laws and
          --------------------
          regulations (including but not limited to tax laws and regulations) of all governmental authorities having jurisdiction, relating to gambling, immigration, repatriation and its operations hereunder. Carnival shall likewise reasonably assist and fully cooperate with SeaVision so as to enable SeaVision to comply with such laws and regulations and shall assist SeaVision to obtain any required licenses, permits, approvals and consents.

      (e) Damaged Property.  Each party will, at its own expense, repair or
          ----------------
          replace the other party's property which is damaged by the negligent acts of such other party's employees, over and above normal wear and tear.

     12.  Cruise Scheduling.  Sailing and other cruise periods shall be
          -----------------
          scheduled at the sole discretion of Carnival, who will promptly furnish SeaVision with an initial cruise and overhaul schedule of the Ships as well as all changes to a previously delivered schedule within ten (10) days after such schedule is established or changed. If notice as required herein is given by Carnival to SeaVision, then SeaVision shall have no claim against Carnival for any loss or damage arising from delay, lay up or schedule change of a Ship.

     13.  Photographs.  SeaVision shall not circulate any photographs of its
          -----------
          operations aboard a Ship for promotional purposes without the prior written consent of the persons who are the subject of the photographs and the prior written or oral consent of Carnival, which consent shall not be unreasonably withheld or delayed.

     14.  [Redacted - confidential treatment requested]

      (a) [Redacted - confidential treatment requested]

          (i)  [Redacted - confidential treatment requested]

          (ii) [Redacted - confidential treatment requested]

     15.  General Average and Salvage.
          ---------------------------

      (a) General Average.  General Average shall be adjusted at New York
          ---------------
          according to York-Antwerp Rules 1974, and as to matters not therein contained, according to the law and usages of the Port of New York. In case a general average statement be required, the same shall be adjusted by an Adjuster to be selected and appointed by Carnival and said Adjuster shall attend to the settlement and collection of the average, subject to the customary charges. Notwithstanding anything herein to the contrary, the property of SeaVision shall not be required to contribute to general average adjustment and shall not be subject to any lien for general average adjustment.

      (b) Salvage.  In the event of accident, danger, casualty, damage or
          -------
          disaster before or after commencement of a voyage resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequences of which, the Ship is not responsible, by statute or contract or otherwise, SeaVision shall only be required to contribute with the Ship to pay salvage in respect to SeaVision's property; and SeaVision shall not be required to contribute to pay salvage awarded with respect to any other property.

      (c) Earned Salvage. SeaVision shall not be entitled to participate in
          --------------
          earned salvage.

     16.  Both to Blame Collision Clause.   If a Ship comes into collision with
          ------------------------------
          another ship as a result of the negligence of the other ship, and consequences of which Carnival is not responsible to SeaVision, by statute or contract or otherwise, SeaVision shall indemnify Carnival against all loss or liability of the other ship or her owners insofar as such loss or liability represents loss of or damage to or any claim whatsoever of SeaVision, paid or payable by the other ship or her owners to SeaVision and set off, recouped or recovered by the other ship or her owners as part of their claim against the Ship or Carnival. The foregoing provisions shall also apply where the owners, operators or those in charge of any ship or ships or objects other than or in addition to, the colliding ships or objects are at fault in respect of collision or contact.

     17.  Termination by Withdrawal or Requisition.
          ----------------------------------------

          (a) [Redacted - confidential treatment requested]

      (b) Requisition of a Ship.  If any Ship is requisitioned by any government
          ---------------------
          (including, but not limited to, the United States of America) for title or use and the requisition remains in effect for thirty (30) calendar days, then this Agreement shall be suspended, but not terminated for the duration of any such requisition. Carnival shall have no liability to SeaVision in regards to the requisition.

     18.  Indemnification.
          ---------------

      (a) SeaVision shall indemnify, defend and hold harmless Carnival and its successors and assigns from and against any and all liabilities, claims, suits, damages, judgments, awards, penalties, losses and other liabilities (including all related reasonable attorneys' fees, costs and expenses in connection therewith) (collectively referred to hereinafter as "Losses") suffered or incurred by Carnival by reason of, arising out of or in connection with (x) any grossly negligent, willful or intentional act or omission of SeaVision (or an employee, agent or representative of SeaVision) committed or omitted, as the case may be, in the course of SeaVision's performance of the terms of this Agreement, (y) SeaVision's failure to fully perform the terms of this Agreement or (z) any infringement or alleged infringement of the Carnival Marks by reason of the sale or delivery by the manufacturer (used by SeaVision) of the merchandise on which the Carnival Marks have been imprinted due to SeaVision's negligent failure to comply with Section 9(d) above, or SeaVision's negligence to use its best efforts to ensure and accept delivery of merchandise ordered by SeaVision on which the Carnival Mark(s) have been imprinted, except as otherwise provided herein.

      (b) Carnival shall indemnify, defend and hold harmless SeaVision and its successors and assigns from and against any and all Losses suffered or incurred by SeaVision by reason of, arising out of or in connection with (x) any grossly negligent, willful or intentional act or omission of Carnival (or an employee, agent or representative of Carnival) committed or omitted, as the case may be, in the course of Carnival's performance of the terms of this Agreement, (y) Carnival's failure to fully perform the terms of this Agreement or (z) SeaVision's use of the Carnival Marks or any of them in accordance with the terms of this Agreement.

     19.  Limitation of Liability.  THE WARRANTIES AND REMEDIES EXPRESSLY SET
          -----------------------
FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES AND REMEDIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED

WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE. EXCEPT AS EXPRESSLY PROVIDED HEREIN OR ELSEWHERE IN THIS AGREEMENT, IN NO EVENT WILL SEAVISION BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF CARNIVAL'S USE OF OR INABILITY TO USE THE SYSTEM OR ANY PORTION THEREOF OR FROM ANY DELAY IN THE SYSTEM ACHIEVING THE TECHNICAL PERFORMANCE STANDARDS OR FROM ANY DELAY IN THE SYSTEM MEETING, OR ANY INABILITY OF THE SYSTEM TO MEET, CARNIVAL'S EXPECTATIONS WITH RESPECT TO OPERATIONS OR PERFORMANCE, EVEN IF SEAVISION IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. [Redacted - confidential treatment requested] IN PARTICULAR, SEAVISION IS NOT RESPONSIBLE FOR ANY COSTS INCLUDING, BUT NOT LIMITED TO, THOSE INCURRED AS A RESULT OF LOST PROFITS OR REVENUE, LOSS OF USE OF THE SYSTEM, LOSS OF DATA, THE COST OF RECOVERING ANY DATA, THE COST OF SUBSTITUTE SOFTWARE, OR CLAIMS BY THIRD PARTIES.

     20.  [Redacted - confidential treatment requested]

     21.  Further Assurances of SeaVision's Title.
          ---------------------------------------

      (a) Carnival hereby agrees to execute and deliver to SeaVision, upon the reasonable request of SeaVision from time to time, such UCC-1 financing statements and other documents as SeaVision shall reasonably require for the purpose of evidencing to Carnival and any third party SeaVision's continued ownership of all components (hardware and software) of any System (such financing statements and other documents to describe all such components and to be in the form required by applicable law).

      (b) SeaVision may affix permanent (to the degree reasonably possible), legible and visible labels on each component of the System (hardware only), to the extent that doing so is reasonably possible or practicable. Each such label may clearly indicate that SeaVision holds title to the component to which that label is affixed.

     22.  No Grant of Intellectual Property Rights.  Except as expressly set
          ----------------------------------------
forth herein, this Agreement does not and shall not grant to Carnival any patent, copyright, trademark, trade secret or other intellectual property right or license, express or implied.

     23.  Public Announcements.  The parties shall consult with each other and
          --------------------
issue a public statement with respect to this Agreement as soon as is practical after the date hereof. During the term of this Agreement, Carnival shall include a reference to SeaVision in any and all public announcements or marketing materials referring to interactive television services on-board the Ships.

     24.  Arbitration.  In the event of any dispute or controversy arising out
          -----------
of or related to this Agreement, the parties will seek to resolve any such controversy first by negotiating with each other in good faith in face-to-face negotiations between the respective principals of each. In the event a resolution is not reached in such manner within thirty (30) days after such negotiations, if any, commence, any remaining dispute or controversy shall be submitted to binding arbitration under the auspices of and in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, and any such arbitration shall be conducted in Miami, Florida. The costs and expenses of arbitration, including, without limitation, attorneys' fees, shall be borne ultimately as the arbitrator(s) direct. The parties hereby consent to the jurisdiction of any arbitration held in said locale in accordance and in connection herewith and hereby consent to comply with the decision and any award therein made. The arbitration award may be enforced by any court of competent authority in the same manner as a judgment by a court of law and/or equity.

     25.  Right to Make Agreement.  Each of the parties hereto represents and
          -----------------------
warrants to the other that it has all necessary and appropriate power and authority to execute, deliver and carry out the terms and provisions hereof and that its execution, delivery and performance thereof will not constitute a default by it under any other agreement to which it is a party.

     26.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same original document.

     27.  Assignment.  Either party hereto may assign this Agreement and its
          ----------
respective rights, interests and obligations hereunder to any third party without the consent of the other party hereto; provided, however, that (i) no such assignment by a party shall relieve that party of any of its liabilities or obligations hereunder and (ii) SeaVision may not assign this Agreement or any of its rights or obligations hereunder to any cruise line competitor of Carnival. It is expressly understood and agreed that, except as provided to the contrary in the preceding sentence, this Agreement and all of SeaVision's interests and rights herein and hereunder may be assigned, pledged, mortgaged and/or hypothecated by SeaVision at its exclusive discretion.

     28.  Successors.  This Agreement shall inure to the benefit of, and be
          ----------
binding upon, the respective successors and assigns of the parties hereto.

     29.  Effectiveness.  This Agreement shall be effective upon its execution
          -------------
by an authorized representative of each party hereto, which execution may for all purposes be evidenced by facsimile transmission of a counterpart signature page of this Agreement.

     30.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Florida, without regard to its principles of conflicts of laws.

     31.  Severability.  If any Section or provision of this Agreement, or any
          ------------
portion of any Section or provision thereof, shall for any reason be held to be void, illegal or otherwise unenforceable, all other Sections and portions of this Agreement shall nevertheless remain in full force and effect as if such void, illegal or unenforceable portion had never been included herein.

     32.  Notices.  All notices and other communications required or otherwise
          -------
provided for in this Agreement shall be in writing and sent by registered or certified mail to:

     If to SeaVision:    SeaVision, Inc.
                         13320 State Route 7
                         Lisbon, Ohio 44432
                         Attn: Brian K. Blair

     If to Carnival:     Carnival Corporation
                         Carnival Place
                         3655 N.W. 87th Avenue
                         Miami, FL 33178
                         Attn: Brendan Corrigan

or to such other place as SeaVision or Carnival, as the case may be, may from time to time designate in accordance herewith.

     33.  Entire Agreement; Modification.  This Agreement, including the
          ------------------------------
Exhibits attached hereto, contains the entire agreement of the parties on the subject matter hereof, and supersedes any and all prior agreements, if any, with respect to such subject matter. This Agreement may not be changed, modified or supplemented except by the written agreement of the parties.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

ATTEST:                       SEAVISION, INC.




_______________________       By:_____________________________
Its:___________________       Its:____________________________

ATTEST/WITNESS:               CARNIVAL CORPORATION



_______________________       By:_____________________________
Its:___________________       Its:____________________________

                                   EXHIBIT A

                 Hardware and Software Components of the System
                 ----------------------------------------------


                 [Redacted - confidential treatment requested]

                                   EXHIBIT B

     I.  Entertainment and Interactive Services to be Provided by SeaVision
         ------------------------------------------------------------------


"Basic" SeaVision Package: Services Provided at No Charge
- ---------------------------------------------------------

       . Language Options: The various preview, ordering and information services provided on the System will be available in English, French, Spanish, Italian, Portuguese and German.

       . In-Cabin Room Service Ordering: Passengers will be able to order Carnival's standard room service menu, including beverages charged to their cabin account, through the System. Orders will be printed out in appropriate pantries and/or galleys for delivery by Carnival personnel. SeaVision shall provide, as part of the System, printers and/or monitors to be used in such pantries and/or galleys for such purpose.

       . Shore Excursion Ordering: Passengers will be able to watch videos of shore excursions and purchase tickets for shore excursions on and through the System by using their television remote-control. Orders will be printed out in the Shore Excursion Office of the applicable Ship, with tickets in respect thereof to be delivered by Carnival personnel. The System will provide appropriate inventory control or will interface with Carnival's inventory control system.

       . Wine Ordering: Passengers will be able to view a wine menu on the System and order their selection with their television remote-controls. Orders will be printed out in the Wine Steward's office or wine cellar, for delivery by Carnival personnel at the designated meal. Cabin accounts will be charged accordingly.

       . Passenger Folio Review: Each passenger will be able to use the System to review a summary of their on-board account.

          Carnival shall be responsible for providing all ticket stock, videos and photographs for shore excursions and wine ordering. Carnival may choose, at its option, to produce its own videos and photographs, retain SeaVision for this purpose and reimburse SeaVision for all its costs incurred in connection with producing the same, or contract with a third party to produce such videos and/or photographs, provided, however, that any videos and photographs produced by any such third party shall in all ways meet SeaVision's technical standards for use on the System. If Carnival elects to have SeaVision produce any such videos or photographs, SeaVision shall provide Carnival with detailed cost estimates prior to the initiation of video and photograph production, and such estimates shall be subject to Carnival's written approval. Such estimates will include the cost of pre-production scripting and preparation and the cost of sending crews aboard Carnival's Ships for taping, photographing and post-production editing. Carnival shall pay these costs directly to SeaVision as a vendor. [Redacted - confidential treatment requested] Carnival shall make its library of videos and photographs for shore excursions used in connection with the Initial Ship available to SeaVision for SeaVision's use in connection with the conduct of its business. SeaVision shall make its library of videos and photographs for shore excursions available to Carnival for Carnival's use on the System in connection with the conduct of its business.

       . Interface with Carnival's Property Management System: Each System will interface with the applicable Ship's property management system to enable appropriate charges to be applied to passenger accounts. Carnival shall undertake at its own cost any programming necessary to allow the applicable Ship's property management system to effectively interface with the System.

       . Access Control: The System will be designed to limit access to only those persons who are adult passengers or who are minors under adult supervision. Passengers will be able to limit access to various services, such as gaming and adult programming, by enabling lock-out codes and using password procedures, all of which shall be subject to Carnival's approval which shall not unreasonably be withheld, delayed or conditioned.

       . Report Generation: The System will generate detailed activity reports, which will be made available to Carnival for the purposes of revenue payments to SeaVision. The format of the reports shall be mutually agreed upon by Carnival and SeaVision. SeaVision shall also provide, at Carnival's request, reports pertaining to passenger usage of the System.

Services to be Provided at No Charge, but Contingent Upon Carnival Providing the
- --------------------------------------------------------------------------------
Appropriate Content
- -------------------

       . Ports of Call and Shopping Information: Passengers will be able to use the System to obtain information regarding on-board shopping, ports of call and shopping at ports of call.

       . Cruise Information: Passengers will be able to use the System to view cruise information about Carnival cruises and to request additional on-board cruise information.

       . Gaming Tutorial: Passengers will be able to use the System to view in-cabin gaming and casino video tutorials.

       . Ship Position and Weather Information: Passengers will be able to use the System to obtain information regarding the Ship's position throughout the cruise and to obtain weather information.

       . Safety Instructions: Passengers will be able to view general safety instruction videos on the System.

       . Emergency Broadcast Messages: Designated members of the Ship's crew will be able to use the System to deliver emergency broadcast messages to all televisions connected to the System.

       . Passenger Evaluations: Designated members of the Ship's crew will be able to use the System to collect information from passengers regarding passenger evaluation of various activities and services.

       . CARNIVAL CAPERS: Passengers will be able to view CARNIVAL CAPERS from any television connected to the System, with dynamic updating of CARNIVAL CAPERS by the Ship's staff at any time.


Revenue-Generating and Pay-Per-View Entertainment
- -------------------------------------------------

NOTE: Carnival will be entitled to a portion of the Adjusted Gross Revenues generated by the following services, pursuant to and in accordance with the terms of Section 3 of the Agreement.

       . Video-on-Demand: Passengers will be able to purchase movies and other entertainment options such as taped concerts, on demand, using the System and their television remote-control. SeaVision shall determine the fee [Redacted - confidential treatment requested] that will be levied for each such order and charged to such passengers' respective cabin accounts. Subject to Carnival's approval, adult programming may be offered.

       . Gaming Options: Passengers will be able to play video slots, poker and blackjack on the System, when permissible under applicable laws. The payoff percentages shall be the same as those paid by Carnival in its on-board casinos. Any additional games that SeaVision may desire to provide on the System, or changes to the rules of existing games, shall be subject to the parties' mutual agreement. Any changes to the rules of existing games must be approved by Carnival. SeaVision will determine the value of each individual credit that passengers may purchase and charge to their cabin accounts. Credits may be redeemed at a location designated by Carnival.

       . Shopping: SeaVision will offer passengers shopping videos and interactive video shopping on and through the System. [Redacted - confidential treatment requested]

       . Advertising and Promotions: SeaVision shall have the exclusive right to provide access to the System to third parties for the purposes of advertising, promotions and marketing of their companies, products or services.

          Carnival shall retain the right to approve such third party advertisers as will be given access to the System and the manner in which any such advertising is presented. Carnival shall designate the individual responsible for granting such approvals on its behalf, and such individual shall provide SeaVision with general guidelines for advertising and marketing activities and the procedure SeaVision shall follow in submitting advertising and marketing proposals for Carnival's consideration. Carnival shall notify SeaVision of its approval or denial of an advertising or marketing proposal within 30 days after SeaVision's written submission thereof. In the event Carnival fails to notify SeaVision of its decision within that period, it shall be deemed to have approved that written submission. Carnival will be entitled to a portion of the Adjusted Gross Revenues generated by such advertising and marketing promotions on the System, pursuant to and in accordance with the terms of Section 3 of the Agreement.

Miscellaneous Optional Services (To be offered
- ----------------------------------------------
only upon the mutual agreement of the parties)
- ----------------------------------------------

       . Digital Photography: Passengers will be able to view in their cabins personal photographs taken by the on-board photo concessionaire. The System will display the photographs allowing the passengers to purchase a variety of sizes and poses. This service can include, subject to Carnival approval, kiosk-based applications which will provide an entertaining and easy-to-use graphical, touch screen interface to purchase "instant" photographs with a wide variety of backgrounds and in various sizes. Allocation of the digital photography revenues, less cost of materials, will be determined by the mutual agreement of the parties as a condition to this service being provided.

       . Services Reservations: Passengers will be able to place reservations for on-board personal services and functions.

       . Electronic Messenger: Electronic messages will be able to be sent to individual passengers or to designated groups of passengers.

       . Tutorial Video: Passengers will be able to view a System tutorial video.

       . Cabin Maintenance: The crew of the Ship will be able to centrally log cabin maintenance requirements.

       . Kiosks: Upon terms and subject to conditions to be agreed upon by the parties.

                                   EXHIBIT C

                     SeaVision Production Services Charges
                     -------------------------------------


     Field Production Video

     .  Shore Excursions    [Redacted - confidential treatment requested]
          Gaming Demonstrations
          Health Spa Promotional Piece
          Shopping Items (shooting in studio)
     .  Passenger Questionnaire Intro by CEO

                                   Post Production Video

     .  Editing                [Redacted - confidential treatment requested]
          MPEG Process

          Tape Stock/Beta SP

     Post Production Audio

     .  Studio Time            [Redacted - confidential treatment requested]
     .  Voice Over Talent for Shopping, Shore Ex.
          Editing
          Music Background
          Copywriting
          WAV Formatting
          MPEG Audio Formatting

          Tape Stock/DAT

     Screen Production

     .  Static Screen
          Animation Screen

     Foreign Language Translation

     .  Language Translations  [Redacted - confidential treatment requested]
          Voice Over Talent
          Studio Time
          Screen Translations

     [Redacted - confidential treatment requested]

                                   EXHIBIT D

                            Implementation Schedule
                            -----------------------

                 [Redacted - confidential treatment requested]

                                   EXHIBIT E

                 Technical Performance Standards of the System
                 ---------------------------------------------


                 [Redacted - confidential treatment requested]

                                   EXHIBIT F

                                 Carnival Marks
                                 --------------


                 [Redacted - confidential treatment requested]